SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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TROVER SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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NEWS RELEASE
Contact:	Jill L. Force
Chair, Special Committee
(502) 587-1007

TROVER SOLUTIONS ANNOUNCES AGREEMENT TO BE
ACQUIRED FOR $60 MILLION

LOUISVILLE, KY — FEBRUARY 20, 2004 — Trover Solutions, Inc. (Nasdaq: TROV) today announced that it has entered into a definitive agreement to be acquired for approximately $60 million (subject to adjustment for option exercises) in an all-cash transaction. The acquirer, a private equity fund managed by Tailwind Capital Partners, will pay $7.00 per share in cash for all outstanding shares of Trover Solutions’ common stock. CapitalSource Finance LLC has signed a commitment letter to provide senior debt financing as part of the transaction.

The payment to shareholders represents a premium of approximately 21% over the Company’s stock price of approximately $5.80 prior to the announcement that the Board of Directors had formed a Special Committee to review strategic alternatives. The investment banking firm of Houlihan Lokey Howard & Zukin advised the Special Committee in connection with both the consideration of these alternatives and the consummation of the Tailwind Capital Partners transaction.

Jill L. Force, Chair of the Special Committee, said, “Since last August, the Special Committee, comprised of the Company’s independent directors, has conducted an exhaustive review of the strategic alternatives available to Trover Solutions, and we are confident that this transaction serves the best interests of our shareholders.”

Douglas M. Karp and Lawrence B. Sorrel, Managing Partners of Tailwind Capital Partners, said, “We look forward to working with the highly capable management team and employees of Trover Solutions to build and grow the company under private ownership. Trover Solutions’ market position at the intersection of technology, healthcare and business services meshes perfectly with our expertise.”

* Trover Solutions, Inc. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

Patrick B. McGinnis, Chairman and Chief Executive Officer of Trover Solutions, said, “The entire senior management team and I look forward to working closely with the highly experienced professionals at Tailwind Capital Partners in leading Trover Solutions as we continue to pursue market leadership in healthcare subrogation, property and casualty subrogation, and related software solutions.”

The Company anticipates filing its preliminary proxy material regarding the transaction in March 2004. The transaction is subject to customary closing conditions, including approval by the Company’s stockholders, and is expected to be completed in the first half of 2004.

About Trover Solutions

Trover Solutions, Inc. is a leading independent provider of outsourced insurance subrogation and other claims recovery and cost containment services to the private healthcare payor and property and casualty industries. The Company’s other claims recovery services include clinical bill auditing and overpayments recovery.

About Tailwind Capital Partners

Tailwind Capital Partners is the merchant banking affiliate of investment firm Thomas Weisel Partners LLC. Tailwind manages Thomas Weisel Capital Partners, L.P., a $1.3 billion private equity fund with backing from leading institutional investors and a current portfolio of over 30 companies primarily focused in the growth sectors of the economy, including healthcare, technology and business services, and media and communications. Tailwind’s team of 20 dedicated investment professionals brings to bear an exceptional combination of private equity and operating experience, and is headquartered in New York and San Francisco.

About CapitalSource Finance LLC

CapitalSource (NYSE: CSE) is a specialized commercial finance company offering asset-based, senior, cash flow and mezzanine financing to small and mid-sized borrowers through three focused lending groups: Corporate Finance, Healthcare Finance, and Structured Finance.

Forward-Looking Statements

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically indicated by the presence of words such as “expect,” “anticipate,” “believe,” “intend,” “may,” “predict,” “will be” and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks

* Trover Solutions, Inc. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

and uncertainties, some of which are beyond the control of the Company. A description of the risk factors affecting the Company’s business can be found in Trover Solutions, Inc.’s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Additional Information About the Transaction

In connection with the proposed acquisition transaction, the Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). All security holders of Trover Solutions are advised to read the proxy statement when it becomes available because it will contain important information about Trover Solutions and the proposed transaction. Security holders may obtain a free copy of the proxy statement, when available, and other documents filed by Trover Solutions with the SEC at the SEC’s website at http://www.sec.gov/. Free copies of the Company’s SEC filings also may be obtained by directing a request to Trover Solutions Investor Relations, Trover Solutions, Inc., 1600 Watterson Tower, Louisville, Kentucky 40218. In addition, investors and security holders may access copies of documents filed with the SEC by Trover Solutions on the Company’s website at www.troversolutions.com.

Trover Solutions, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. A description of the security holdings and other interests of the directors and executive officers of Trover Solutions will be set forth in the proxy statement referred to above.

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* Trover Solutions, Inc. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *